UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2017

Commission File Number	Exact Name of Registrant; State of Incorporation; Address and Telephone Number of Principal Executive Offices	I.R.S. Employer Identification No.
001-32871	COMCAST CORPORATION	27-0000798
PENNSYLVANIA One Comcast Center Philadelphia, PA 19103-2838 (215) 286-1700
001-36438	NBCUNIVERSAL MEDIA, LLC	14-1682529
DELAWARE 30 Rockefeller Plaza New York, NY 10112-0015 (212) 664-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Comcast Corporation	☐

NBCUniveral Media, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Comcast Corporation	☐

NBCUniveral Media, LLC	☐

Item 8.01 Other Events

On October 18, 2017, Comcast Corporation (“Comcast”) and NBCUniversal Media, LLC (“NBCUniversal”) issued a joint press release announcing the early tender results of its previously announced private offers to exchange (the “Exchange Offer”) new series of Comcast senior notes (the “New Notes”) for Comcast’s outstanding 6.950% Notes due 2037, 6.550% Notes due 2039, 6.400% Notes due March 1, 2040, 6.450% Notes due 2037, 6.400% Notes due 2038, 6.500% Notes due 2035 and 5.650% Notes due 2035, and NBCUniversal’s outstanding 6.400% Notes due April 30, 2040 and 5.950% Notes due 2041. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on October 18, 2017, Comcast and NBCUniversal issued a joint press release announcing the pricing terms and expected settlement date of the Exchange Offer. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The New Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. Therefore, the New Notes may not be offered or sold except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act and the applicable state securities laws.

Item 9.01(d) Exhibits

Exhibit Number	Description
99.1	Comcast Corporation and NBCUniversal Media, LLC Press Release dated October 18, 2017, announcing early tender results of Exchange Offer.
99.2	Comcast Corporation and NBCUniversal Media, LLC Press Release dated October 18, 2017, announcing pricing terms and expected settlement date of Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	October 19, 2017	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Executive Vice President, General Counsel and Secretary

NBCUNIVERSAL MEDIA, LLC

Date:	October 19, 2017	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Executive Vice President